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                                                                EXHIBIT 10(b)(x)

                             SECOND AMENDMENT TO THE
                         ANADARKO PETROLEUM CORPORATION
                         ANNUAL OVERRIDE POOL BONUS PLAN
                          (AS AMENDED JANUARY 1, 1988)


         WHEREAS, Anadarko Petroleum Corporation (the "Corporation") has heretofore adopted the Anadarko Petroleum Corporation Annual Override Pool Bonus Plan; and

         WHEREAS, the Corporation has the power to and desires to terminate the Plan pursuant to the provisions of Section 9.1;

         NOW, THEREFORE, the Plan shall be terminated, effective June 30, 2003 and, in accordance with such termination:

         1. The Corporation shall pay to each Plan participant, in lieu of bonuses otherwise payable or not theretofore paid, a lump sum cash payment amount determined pursuant to the methodology described in Section 7.1 of the Plan, except that the Corporation has elected to:

                  a. calculate the payment based on (i) the Company's actual revenues for the first six months of 2003 plus
                           (ii) the latest available engineering estimates of future relevant recoverable reserves, annual production rates and revenues based on the forecasted average NYMEX prices for the last six months of 2003; and

                  b. use a 4.76% discount rate to determine the present value lump sum payment rather than the 10% discount rate stated in the termination provisions of Section 7.1.

         2. The lump sum payment described in Section 7.1 shall be paid to Plan Participants in cash as soon as practicable following the Company's receipt of the independent accountants' report on applying agreed-upon procedures to the schedule of bonuses related to the Annual Override Pool Bonus Plan.

         3. Capitalized terms as used in this instrument have definitions ascribed to them under the Plan.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 31st day of July, 2003.



                                            ANADARKO PETROLEUM CORPORATION


                                            By:
                                                --------------------------------
                                            Richard A. Lewis
                                            Vice President, Human Resources